UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): February 18, 2014

EQT CORPORATION

(Exact name of registrant as specified in its charter)

Pennsylvania	1-3551	25-0464690
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

625 Liberty Avenue, Pittsburgh, Pennsylvania 15222

(Address of principal executive offices, including zip code)

(412) 553-5700

(Registrant’s telephone number, including area code)

NONE

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.                                        Entry into a Material Definitive Agreement.

On February 18, 2014, EQT Corporation (the “Company”) entered into an unsecured $1,500,000,000 Amended and Restated Revolving Credit Agreement (the “Revolving Credit Agreement”), among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank, as Syndication Agents, and the other Lender parties thereto (together, the “Lenders”).  The Revolving Credit Agreement replaced the existing $1,500,000,000 Revolving Credit Agreement (the “Prior Revolving Credit Agreement”) dated as of December 8, 2010, as amended, among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, and the other lender and agents parties thereto, which agreement was scheduled to expire on December 8, 2016 and was terminated simultaneously with the closing of the Revolving Credit Agreement.  The terms and conditions of the Revolving Credit Agreement are substantially the same as the Prior Revolving Credit Agreement.

The Revolving Credit Agreement has an expiration date of February 18, 2019 (the “Stated Maturity Date”), but the Company may request two one-year extensions of the Stated Maturity Date subject to satisfaction of certain conditions.

Under the terms of the Revolving Credit Agreement, the Company can obtain loans, which are Base Rate Loans or Fixed Period Eurodollar Rate Loans.  Base Rate Loans are denominated in dollars and bear interest at a base rate plus a margin determined on the basis of the Company’s then current credit rating.  Fixed Period Eurodollar Rate Loans bear interest at a Eurodollar Rate plus a margin determined on the basis of the Company’s then current credit rating.  The Company is obligated to repay the aggregate principal amount of any outstanding Base Rate or Eurodollar Rate Loans on the earlier of the Stated Maturity Date or the effective date of any other termination, cancellation or acceleration of the Lenders’ commitments under the Revolving Credit Agreement.  The Company may voluntarily prepay its borrowings, in whole or in part, without premium or penalty, but subject to reimbursement of funding losses with respect to prepayment of Eurodollar Rate Loans.

The proceeds of the loans made under the Revolving Credit Agreement may be used by the Company for working capital, capital expenditures, share repurchases, and other lawful corporate purposes (including repayment of indebtedness).

The Revolving Credit Agreement contains representations and warranties and various affirmative and negative covenants and events of default believed to be customary, including (i) a restriction on the ability of the Company or its subsidiaries that are subject to the restrictions of the Revolving Credit Agreement to incur or permit liens on assets, (ii) the establishment of a maximum ratio of consolidated debt to total capital of the Company and its subsidiaries that are subject to the restrictions of the Revolving Credit Agreement such that consolidated debt shall at no time exceed 65% of total capital, (iii) a limitation on certain changes to the Company’s business, and (iv) certain restrictions related to mergers or acquisitions.

The foregoing description of the Revolving Credit Agreement does not purport to be a complete statement of the parties’ rights and obligations under the Revolving Credit Agreement  and the transactions contemplated by the Revolving Credit Agreement and is qualified in its entirety by reference to the full text of the Revolving Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Item 1.02.                                        Termination of a Material Definitive Agreement.

On February 18, 2014, the Company terminated without penalty its Prior Revolving Credit Agreement as described in Item 1.01 above.

Item 2.03.                                        Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference in its entirety.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description
10.1

Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014, by and among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank, as Syndication Agents, and the other Lender parties thereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EQT CORPORATION

Dated: February 18, 2014	By:	/s/ Philip P. Conti
	Name:	Philip P. Conti
	Title:	Senior Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description
10.1

Amended and Restated Revolving Credit Agreement, dated as of February 18, 2014, by and among the Company, PNC Bank, National Association, as Administrative Agent, Swing Line Lender and an L/C Issuer, Wells Fargo Bank, National Association, The Bank of Tokyo-Mitsubishi UFJ, Ltd., Bank of America, N.A., Barclays Bank PLC, Citibank, N.A., JPMorgan Chase Bank, N.A. and SunTrust Bank, as Syndication Agents, and the other Lender parties thereto.